UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  May 26, 2016

ContraVir Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36856	46-2783806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, First Floor, Edison, NJ 08837

(Address of Principal Executive Offices)  (Zip Code)

(732) 902-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 26, 2016, ContraVir Pharmaceuticals, Inc., a Delaware corporation (“ContraVir”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ciclofilin Pharmaceuticals, Inc., a Delaware corporation (“Ciclofilin”), Ciclofilin Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ContraVir, and Robert Foster, Pharm.D., Ph.D., solely in his capacity as the representative of the stockholders of Ciclofilin, pursuant to which Ciclofilin will be acquired by ContraVir.

ContraVir will acquire all of the outstanding equity interests in Ciclofilin for the right to receive future milestone payments (collectively, the “Merger Consideration”), which will be allocated among the holders of Ciclofilin common stock and certain creditors who will convert their debt into equity immediately prior to the closing.  The milestone payments will consist of up to $17 million cash and up to 10% of ContraVir’s issued and outstanding common stock on the closing date and will be paid upon the achievement of certain developmental and/or regulatory milestones related to CPI-431-32, Ciclofilin’s lead development candidate.

The Merger Agreement contains customary representations and warranties and covenants from each of the parties and the completion of the merger is subject to customary closing conditions.

The Merger Agreement also provides customary termination rights to each of the parties, including a right to each of ContraVir and Ciclofilin to terminate the Merger Agreement if the merger has not been consummated on or prior to July 31, 2016 other than due to action or inaction by such party that constitutes a material breach of a representation, warranty or covenant of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On May 31, 2016 the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Exhibits.

Exhibit
No.	Description
10.1

Agreement and Plan of Merger, dated as of May 26, 2016, by and among ContraVir Pharmaceuticals, Inc., Ciclofilin Acquisition Corp., Ciclofilin Pharmaceuticals, Inc. and Robert Foster, Pharm.D., Ph.D., solely in his capacity as the representative of the stockholders of Ciclofilin Pharmaceuticals, Inc. *+

99.1	Press Release, dated May 31, 2016

* A redacted version of this exhibit is filed herewith.  An un-redacted version of this exhibit has been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment.  The confidential portions of the exhibit have been omitted and are marked by an asterisk.

+ ContraVir hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit as such to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Some statements in this Current Report on Form 8-K may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. ContraVir cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the likelihood that the merger is consummated, the expected benefits of the merger and the acquisition by ContraVir of Ciclofilin, challenges to intellectual property, the potential achievement of any milestones, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect ContraVir’s operations is set forth in ContraVir’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 25, 2015. ContraVir undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContraVir Pharmaceuticals, Inc.

By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer

Dated: May 31, 2016

Exhibit Index

Exhibit
No.	Description
10.1

Agreement and Plan of Merger, dated as of May 26, 2016, by and among ContraVir Pharmaceuticals, Inc., Ciclofilin Acquisition Corp., Ciclofilin Pharmaceuticals, Inc. and Robert Foster, Pharm.D., Ph.D., solely in his capacity as the representative of the stockholders of Ciclofilin Pharmaceuticals, Inc. *+

99.1	Press Release, dated May 31, 2016

* A redacted version of this exhibit is filed herewith.  An un-redacted version of this exhibit has been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment.  The confidential portions of the exhibit have been omitted and are marked by an asterisk.

+ ContraVir hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit as such to the Securities and Exchange Commission upon request.